Exhibit 99.2

Disc Medicine | December 2022 Social Media

Date	LinkedIn	Twitter (max 280 characters)	Image
Wednesday, December 13 at 9 am ET	An #ASH22 to remember! Disc shared five posters at the conference, covering three of our programs. Check them out on our website: [link to press release, website]	An #ASH22 to remember! Disc shared five posters at the conference, covering three of our programs. Check them out on our website: [link to press release, website]

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